                                                                       EXHIBIT 5
                                                                       ---------

                               GENZYME CORPORATION

                            CERTIFICATE OF ADJUSTMENT


         This certificate is executed in connection with the Amended and Restated Rights Agreement dated as of June 12, 1997 between Genzyme Corporation (the "Company") and American Stock Transfer and Trust Company, as Rights Agent (the "Restated Rights Agreement"), with terms defined in the Restated Rights Agreement having the same meanings herein. The Company hereby certifies that as a result of the two-for-one stock split of the Company's outstanding shares of GGD stock effected as a 100% stock dividend payable on July 25, 1996, pursuant to Section 11(p) of the Restated Rights Agreement as of such date:

         (i) The number of one-hundredths of a Series A Preferred Share purchasable upon proper exercise of each GGD Stock Right was adjusted from one one-hundredth of a Series A Preferred Share to one two-hundredth of a Series A Preferred Share;

         (ii) The Purchase Price and the Redemption Price with respect to each GGD Stock Right was adjusted from $52.00 and $.01 to $26.00 and $.005, respectively; and

         (iii) Each share of GGD Stock outstanding after such date had issued with respect to it one GGD Stock Right.

         (iv) The foregoing adjustments are reflected in the Restated Rights Agreement and in the terms of the Series A, B and C Preferred Stock established June 12, 1997 by providing that (a) the number of one-hundredths of a Series A Share purchasable upon exercise of each GGD Stock Right is one one-hundredth,
(b) the Purchase Price and the Redemption Price with respect to each GGD Stock Right is $26.00 and $.005, respectively, and (c) all adjustments in the rights of the Series A, B and C Preferred Stock as a result of stock splits, dividends, subdivisions, combinations and the like affecting the corresponding series of common stock shall be made only as a result of such events occurring after June 12, 1997, the effective date of the designation of the terms of the Series C Preferred Stock and the designation of the revised terms of the Series A and B Preferred Sock.

         (v) The "effective date" as defined in the preamble to the Restated Rights Agreement occurred on June 18, 1997.

                                           GENZYME CORPORATION


                                           By /s/ Peter Wirth
                                              ----------------------------------
                                              Peter Wirth, Clerk

                               GENZYME CORPORATION


                                       and




                   American Stock Transfer and Trust Company,
                                  Rights Agent





                      Amended and Restated Rights Agreement

                            Dated as of June 12, 1997

--------------------------------------------------------------

                      TABLE OF CONTENTS
                                                       Page
                                                       ----

Section 1.   Certain Definitions....................     1

Section 2.   Appointment of Rights Agent............     6

Section 3.   Issue of Right Certificates............     6

Section 4.   Forms of Right Certificates............     8

Section 5.   Countersignature and Registration......     8

Section 6.   Transfer, Split Up, Combination and
             Exchange of Right Certificates;
             Mutilated, Destroyed, Lost or
             Stolen Right Certificates..............     9

Section 7.   Exercise of Rights; Purchase Price;
             Expiration Date of Rights..............    10

Section 8.   Cancellation and Destruction of
             Right Certificates.....................    12

Section 9.   Reservation and Availability of
             Preferred Shares.......................    12

Section 10.  Preferred Shares Record Date...........    13

Section 11.  Adjustment of Purchase Price, Number of
             Shares or Number of Rights.............    14

Section 12.  Certificate of Adjusted Purchase Price
             or Number of Shares....................    25

Section 13.  Consolidation, Merger or Sale or Transfer
             of Assets or Earning Power.............    26

Section 14.  Fractional Rights and Fractional Shares.   28

Section 15.  Rights of Action.......................    30

Section 16.  Agreement of Right Holders.............    30

Section 17.  Right Certificate Holder Not Deemed a
             Shareholder............................    31

Section 18.  Concerning the Rights Agent............    31





                                       (i)



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                                                       Page
                                                       ----

Section 19.  Merger or Consolidation or Change of
             Name of Rights Agent...................    32

Section 20.  Duties of Rights Agent.................    32

Section 21.  Change of Rights Agent.................    35

Section 22.  Issuance of New Right Certificates.....    36

Section 23.  Redemption.............................    36

Section 24.  Notice of Certain Events...............    37

Section 25.  Notices................................    38

Section 26.  Supplements and Amendments.............    39

Section 27.  Successors.............................    40

Section 28.  Determinations and Actions by the
             Board of Directors.....................    40

Section 29.  Benefits of this Agreement.............    41

Section 30.  Severability...........................    41

Section 31.  Governing Law..........................    42

Section 32.  Counterparts...........................    42

Section 33.  Descriptive Headings...................    43

Signatures..........................................    43

Exhibit A -     Form of Certificate of Vote of Directors
                Establishing Series A, B and C Junior
                Participating Preferred Stock

Exhibit B -     Forms of Right Certificate





                                      (ii)



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                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------



         Amended and Restated Rights Agreement, dated as of June 12, 1997, between Genzyme Corporation, a Massachusetts corporation (the "Company"), and American Stock Transfer and Trust Company, (the "Rights Agent").

         On March 14, 1989, the Board of Directors of the Company adopted a shareholder rights plan governed by the terms of the Rights Agreement dated as of March 14, 1989 (the "Original Agreement") and distributed one preferred share purchase right (an "Original Right") for each share of common stock, par value $.01 per share, of the Company outstanding at the close of business on March 28, 1989 and authorized the issue of one Original Right for each share of common stock issued after March 28, 1989.

         On October 13, 1994, the Board of Directors of the Company approved an amendment and restatement of the Original Agreement which became effective December 16, 1994, the effective date of an Amendment to the Articles of Organization of the Company, pursuant to which the Tissue Repair Division Common Stock of the Company (the "TR Stock") was created. Pursuant to such amendment, the Board (i) authorized and declared a dividend distribution of one TR Stock Purchase Right (a "TR Stock Right") for each outstanding share of TR Stock (ii) redesignated each Original Right outstanding as a General Stock Purchase Right (a "GGD Stock Right"), and (iii) authorized and directed the issuance of one Right with respect to each Common Share issued prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.

         The Board of Directors of the Company approved this amendment and restatement of the Original Agreement (as amended, the "Rights Agreement") by unanimous written consent dated April 16, 1997 effective upon the creation and issuance of the Genzyme Molecular Oncology Division Common Stock (the "Effective Date"). In connection with this amendment, the Board (i) authorized and declared a dividend distribution of one GMO Stock Purchase Right (a "GMO Stock Right") for each share of Genzyme Molecular Oncology Division Common Stock ("GMO Stock") outstanding on the Effective Date (ii) redesignated each General Stock Purchase Right and TR Stock Purchase Right outstanding on the Effective Date as a GGD Stock Right and a GTR Stock Purchase Right (a "GTR Stock Right"), respectively, and (iii) authorized and directed the issuance of one Right with respect to each Common Share that becomes outstanding between the Effective Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.




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         Each GGD Stock Right, GTR Stock Right and GMO Stock Right initially represents the right to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), and one one-hundredth of a share of Series C Junior Participating Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), respectively, such preferred shares having the rights and preferences set forth in the form of Certificate of Vote Establishing Series A, Series B and Series C Junior Participating Preferred Stock attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become, after the effective date of this Agreement, the Beneficial Owner (as such term is hereinafter defined) of Common Shares representing 20% or more of the total Voting Rights of all the Common Shares then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity organized, appointed or established by the Company holding Common Shares for or pursuant to the terms of any such plan; PROVIDED, HOWEVER, that if a Person inadvertently becomes the Beneficial Owner of Common Shares representing 20% or more of such Voting Rights solely due to an adjustment in the number of votes to which GMO Stock or GTR Stock is entitled pursuant to the Company's Articles of Organization, such Person shall not be an Acquiring Person unless and until such Person acquires additional Common Shares.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;



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                  (ii)     which such Person or any of such Person's Affiliates
or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time prior to the occurrence of a Triggering Event, as hereinafter defined, but thereafter including Rights acquired from and after the Distribution Date (as defined in Section 3(a) below) other than Rights acquired pursuant to Section 3(a), Section 11(i) and Section 22 hereof), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of or "beneficial ownership" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of (including pursuant to any agreement, arrangement or understanding, whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subsection 1(c)(ii)(B)) or disposing of any securities of the Company.

         (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

         (e) "Close of business" on any given date shall mean 5:00 P.M., Massachusetts time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., Massachusetts time, on the next succeeding Business Day.

         (f) "Common Shares" when used with reference to the Company shall mean the GGD Stock, the GTR Stock and/or the GMO Stock, as the context requires, of the Company or any other shares of capital stock of the Company into which GGD Stock, GTR Stock and/or GMO Stock may be reclassified or changed; PROVIDED, HOWEVER, that "Common Shares" shall mean all of the GGD Stock,


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the GTR Stock and the GMO Stock (or any other shares of capital stock into which
GGD Stock, GTR Stock and/or GMO Stock may be reclassified) whenever a determination of whether a Person shall have become the Beneficial Owner of, or shall have made a tender or exchange offer for, Common Shares representing a specified percentage of the total Voting Rights of all the Common Shares then outstanding is required to be made herein. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such other Person or equity interest having power to control or direct the management of such Person, or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

         (g) "Continuing Director" means any member of the Board who was a member of the Board of Directors of the Company on the date of this Agreement or who is elected to the Board of Directors of the Company after the date of this Agreement upon the affirmative recommendation of such number (but in no event fewer than three) of Continuing Directors as shall constitute a majority of the Continuing Directors then in office, voting separately and as a subclass of directors on such recommendation and in each case, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate. A person who is or becomes a Continuing Director as defined or provided in the next preceding sentence who thereafter ceases to be a member of the Board of Directors of the Company shall not if thereafter elected to the Board of Directors of the Company be deemed to be a Continuing Director by reason of his prior service as such and shall be and become a Continuing Director in his later period of service only if elected upon the affirmative recommendation of such number (but in no event fewer than three) of Continuing Directors then in office, voting separately and as a subclass of directors on such recommendation. A decision not to oppose the election of any person or group of persons to the Board of Directors of the Company shall not be deemed to be an "affirmative recommendation" within the meaning of the two next preceding sentences.

         (h) "GGD Stock" shall mean the Genzyme General Division Common Stock, par value $.01 per share, of the Company.

         (i) "GMO Stock" shall mean the Genzyme Molecular Oncology Division Common Stock, par value $.01 per share, of the Company.

         (j) "GTR Stock" shall mean the Genzyme Tissue Repair Division Common Stock, par value $.01 per share, of the Company.

         (k) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.



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         (l)      "Preferred Shares" shall mean shares of Series A Preferred
Stock, Series B Preferred Stock and/or Series C Preferred Stock as the context requires.

         (m) "Rights" shall mean GGD Stock Rights, GTR Stock Rights and/or GMO Stock Rights, as the context requires.

         (n) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

         (o) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is beneficially owned, directly or indirectly, by such Person.

         (p) "Triggering Event" shall mean any event described in Section 11(a)(ii) (A), (B) or (C) or Section 13(a).

         (q) "Voting Rights" when used with reference to the capital stock of, or units of equity interest in, any Person shall mean the right under ordinary circumstances to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

         The following terms shall have the meanings indicated in the following Sections of this Agreement:

          (i)  "Act" -- Section 9(b).

         (ii)  "Adjustment Shares" -- Section 11(a)(ii).

        (iii)  "Current Value" -- Section 11(a)(iii).

         (iv)  "Distribution Date" -- Section 3(a).

          (v)  "Effective Date" -- Preamble.

         (vi)  "equivalent preferred shares" -- Section 11(b).

        (vii)  "Extension Date" -- Section 26.

       (viii)  "Final Expiration Date" -- Section 7(a).

         (ix)  "GGD Stock Right"  -- Preamble.

          (x)  "GMO Stock Right" -- Preamble.

         (xi)  "GTR Stock Right" -- Preamble.

        (xii)  "Principal Party" -- Section 13(b).



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       (xiii)  "Original Agreement" -- Preamble.

        (xiv)  "Original Right" -- Preamble.

         (xv)  "Purchase Price" -- Section 4, 11(a)(ii) and 13(a).

        (xvi)  "Redemption Date" -- Section 7(a).

       (xvii)  "Redemption Price" -- Section 23(a)(i).

      (xviii)  "Rights Agreement" -- Preamble.

        (xix)  "Series A Preferred Stock" -- Preamble.

         (xx)  "Series B Preferred Stock" -- Preamble.

        (xxi)  "Series C Preferred Stock" -- Preamble.

       (xxii)  "Spread" -- Section 11(a)(iii).

      (xxiii)  "Springing Right of Redemption" -- Section 23(a)(i).

       (xxiv)  "Substitution Period" -- Section 11(a)(iii).

        (xxv)  "Summary of Rights" - Section 3(b).

        (xvi)  "Trading Day" -- Section 11(d)(i).


         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. Upon prior written notice to the Rights Agent, the Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         Section 3.  Issue of Right Certificates
 .                    ---------------------------

         (a) Until the earlier of (i) the close of business on the tenth day (or such later date as may be determined by action of a majority of Continuing Directors then in office) after the Shares Acquisition Date or (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of a majority of Continuing Directors then in office) after the date of the commencement of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity organized, appointed or established by the Company holding Common


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Shares for or pursuant to the terms of any such plan) to commence, within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, a tender or exchange offer the consummation of which would result in beneficial ownership by a Person of Common Shares representing 30% or more of the total Voting Rights of all the outstanding Common Shares (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the GGD Stock Rights, GTR Stock Rights and GMO Stock Rights will be evidenced by the certificates for GGD Stock, GTR Stock and GMO Stock, respectively, registered in the names of the holders thereof (which certificates for GGD Stock, GTR Stock and GMO Stock shall also be deemed to be certificates for GGD Stock Rights, GTR Stock Rights and GMO Stock Rights, respectively) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of GGD Stock, GTR Stock and GMO Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B hereto (a "GGD Stock Right Certificate," "GTR Stock Right Certificate" or "GMO Stock Right Certificate," as the case may
be), evidencing one GGD Stock Right for each share of GGD Stock so held, one GTR Stock Right for each share of GTR Stock so held and one GMO Stock Right for each share of GMO Stock so held. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Effective Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:



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                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Genzyme Corporation and American
                  Stock Transfer and Trust Company dated as of June 12, 1997
                  (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Genzyme
                  Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Genzyme Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Effective Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4. FORMS OF RIGHT CERTIFICATES. The GGD Stock Right Certificates, the GTR Stock Right Certificates and the GMO Stock Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be in substantially the forms set forth as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.



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         Section 5.  Countersignature and Registration.
                     ----------------------------------

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Clerk or an Assistant Clerk of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right
                    -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
----------------------------------------------------------------------
         (a) Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or, following a Triggering Event, Common Shares, other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purposes. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall request. Thereupon the Rights Agent shall (subject to Section 7(e) hereof) countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
                    ------------------------------------------------------
Rights.
-------
         (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate contained in the form of election to purchase on the reverse side of the Right Certificate duly executed, to the Rights Agent at the principal offices of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or other shares, securities or property, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on March 28, 1999 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").



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



         (b) The Purchase Price with respect to each GGD Stock Right shall initially be $26.00 for each one one-hundredth of a Series A Preferred Share; with respect to each GTR Stock Right shall initially be $25.00 for each one one-hundredth of a Series B Preferred Share; and with respect to each GMO Stock Right shall initially be $21.00 for each one one-hundredth of a Series C Preferred Share; shall be subject in each case to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate contained in the form of election to purchase and the Right Certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares), pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights beneficially owned by
(i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (ii) a transferee from an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (and any subsequent transferees of such transferee), or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder (including any subsequent holder) of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure or inability to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Preferred Shares.
                    -------------------------------------------------
         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) or any Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) held in its treasury, the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) that will be sufficient (in accordance with the terms of this Agreement, including Section 11(a)(iii) hereof) to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obliged to cause to be reserved and kept available out of its authorized and unissued Common Shares or shares of preferred stock (other than Preferred Shares), any such Common Shares or any shares of preferred stock (other than Preferred Shares) to permit exercise of outstanding Rights.

         (b) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Triggering Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and
(B) the date of the expiration of the Rights. If then required by applicable law, the Company will also take such action as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement or to comply with such blue sky laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled (in such holder's capacity as such) to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of Preferred Shares (or number and kind of other shares of capital stock, as the case may be) covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or shares of capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Preferred Shares or shares of capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii)     In the event

                           (A) any Acquiring Person or any Associate or
                  Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and not changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, (2) shall, in one or more transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any of its Subsidiaries), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from, with or of, as the case may be, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of the Company's Subsidiaries (other than incidental to the lines of business currently engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate) assets having an aggregate fair market value of more than $500,000, other than pursuant to a transaction set forth in Section 13(a) hereof, (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                  (B) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the Beneficial Owner of Common Shares representing 30% or more of the total Voting Rights of all of the Common Shares then outstanding, other than pursuant to any transaction set forth in
         Section 13(a) hereof, except pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms determined by a majority of the Continuing Directors then in office to be in the best interest of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made); PROVIDED, HOWEVER, that if a Person inadvertently becomes the Beneficial Owner of Common

         Shares representing 30% or more of such Voting Rights solely due to an adjustment in the number of votes to which GTR Stock and/or GMO Stock is entitled pursuant to the Company's Articles of Organization, such Person shall not be deemed such a Beneficial Owner unless and until such Person acquires additional Common Shares, or

                  (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any Subsidiaries of the Company (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares and subject to the provisions of Section 11(a)(iii) below, such number of shares of GGD Stock in the case of a GGD Stock Right, GTR Stock in the case of a GTR Stock Right, and GMO Stock in the case a GMO Stock Right as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of an event set forth in
Section 11(a)(ii) (A), (B) or (C) above, and dividing that product (which, following such first occurrence, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by (y) 50% of the then current per share market price of the GGD Stock, GTR Stock or GMO Stock in the case of a GGD Stock Right, GTR Stock Right or GMO Stock Right, respectively (determined pursuant to
Section 11(d)) on the earlier of the date of the occurrence, or the date of the first public announcement, of any one of the events listed above in this subparagraph (ii) (such number of shares being referred to herein as the "Adjustment Shares"); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii). Notwithstanding the foregoing, upon the occurrence of any of the events listed above in this subparagraph (ii), any Rights that are or were on or after the earlier of the Distribution Date or the Shares Acquisition Date beneficially owned by an Acquiring

Person (or any Associate or Affiliate of such Acquiring Person) or by certain transferees of such Persons as specified in Section 7(e), shall become void and any holder (including subsequent holders) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall not enter into any transaction of the kind listed in this subparagraph (ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. Any Right Certificate issued pursuant to Section 3 or
Section 22 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6, 7(d), 7(e) or 22 hereof or this Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become void in the circumstances specified in the Rights Agreement, including Sections 7(e) and 11(a)(ii) thereof;

PROVIDED THAT the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Right Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof.

                  (iii) In the event that (x) the total of the Common Shares that are issued but not outstanding and authorized but unissued (excluding Common Shares reserved for issuance pursuant to the specific terms of any indenture, option plan or other agreement) is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, or
(y) the total number of Common Shares available for exercise of the Rights in accordance with Section 11(a)(ii) hereof is sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) but a majority of Continuing Directors then in office determines that the exercise of the Rights in accordance with Section 11(a)(ii) above will not afford adequate protection to the shareholders of the Company and that shareholders should be given an option to acquire a substitute for the Adjustment

Shares, and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed as presently constituted to which the Company is a party, then a majority of Continuing Directors then in office shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares, upon payment of the applicable Purchase Price (which term shall include any reduced Purchase Price) any combination of the following having an aggregate value equal to the Current Value (such aggregate value to be determined by a majority of Continuing Directors then in office based upon the advice of a nationally recognized investment banking firm selected by a majority of Continuing Directors then in office): (1) voting and other securities of one or more subsidiaries of the Company, (2) a reduction in the Purchase Price, (3) Common Shares and/or other equity securities of the Company and/or (4) debt securities of the Company and/or cash and other assets; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Triggering Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which securities and/or cash in the aggregate are equal to the Spread. If a majority of Continuing Directors then in office shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days following the first occurrence of a Triggering Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that a majority of Continuing Directors then in office determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to
Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the date of the first occurrence of a Triggering Event.

                  The provisions of this Section 11(a)(iii) shall apply only to Common Shares of the Company and shall not apply to the securities of any other Person.

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to 11(a)(iii) hereof, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 10 consecutive Trading Days immediately following such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares, or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite 30 or 10 Trading Day period, as the case may be, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the GGD Stock, the GTR Stock or the GMO Stock, the fair value of such shares on such date as determined in good faith by a majority of the Continuing Directors then in office shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by a majority of the Continuing Directors then in office, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the current per share market price of the Preferred Shares of any series cannot be determined in the manner provided above, the "current per share market price" of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be conclusively deemed to be the current per share market price of the shares of GGD Stock, GTR Stock and GMO Stock, respectively (appropriately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions occurring after the date hereof), multiplied by one hundred. If neither the applicable Common Shares nor the applicable Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any property, other securities (other than shares of capital stock of the Company) or shares of capital stock of the Company other than Preferred Shares, thereafter the amount of such property, other securities (other than shares of capital stock of the Company) and the number of such other shares so receivable upon exercise of any Right (as well as any consideration to be paid therefor) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price) contained in this Section 11 and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such property, other securities or other shares of capital stock.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Purchase Price.

         (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

         (n) The Company covenants and agrees that it shall not, and shall not permit any Subsidiary, at any time after the Distribution Date, to (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action which at the time it is reasonably foreseeable will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, PROVIDED, HOWEVER, that the issuance of additional Rights pursuant hereto, including by action of the Board under
Section 22 hereof, shall not be deemed to violate this Section 11(o).

         (p) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on any series of Common Shares payable in Common Shares of the same series or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares of the same series) into a greater or lesser number of Common Shares of the same series, then in any such case (i) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right issued in respect of the series of Common Shares affected shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares of the affected series outstanding immediately before such event and the denominator of which is the number of Common Shares of the affected series outstanding immediately after such event,
(ii) an appropriate adjustment shall be made in the Purchase Price, and (iii) each Common Share of the affected series outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share of such series outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

         Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or
                     ------------------------------------------------------
Earning Power.
--------------

         (a) In the event that, following the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of any such consolidation or merger (other than in a transaction following a tender offer or exchange offer which satisfies the requirements set forth in the exception contained in Section 11(a)(ii)(B)), (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property (other than in a transaction following a tender offer or exchange offer which satisfies the requirements set forth in the exception contained in Section 11(a)(ii)(B)), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons other than the Company or any Subsidiary of the Company, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party (as hereinafter defined), not subject to any rights of first refusal, redemption or repurchase, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable immediately prior to the first occurrence of any of the events described in clauses (x), (y) or (z) of this Section 13(a) (a "Section 13(a) Event"), or, if any event set forth in Section 11(a)(ii)(A), (B) or (C) has occurred prior to the Section 13(a) Event, multiplying the number of such fractional shares for which a Right was exercisable immediately prior to the first occurrence of an event set forth in Section 11(a)(ii)(A), (B) or (C) hereof by the Purchase Price immediately prior to such first occurrence), and dividing that product (which, following the Section 13(a) Event, shall thereafter be referred to as the "Purchase Price" for all purposes of this Agreement) by (2) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13(a) Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Subsections 11(a)(ii) and 11(a)(iii) hereof shall thereafter be of no effect following the first occurrence of a Section 13(a) Event. The Company shall not enter into any transaction of the kind referred to in this
Section 13(a) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (b)      "Principal Party" shall mean

                  (i) in the case of any transaction described in clause (x) or
(y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                  (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

PROVIDED, HOWEVER, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will:

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         Section 14. Fractional Rights and Fractional Shares.
                     ---------------------------------------

         (a) The Company shall not be required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

         (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.
                     ---------------------------

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability which may arise under this Agreement. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Rights Agreement.

         (b) The Rights Agent shall be fully indemnified against, shall be protected from and shall incur no liability or expense for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. Such indemnity shall specifically include any loss, liability or expense which the Rights Agent may suffer in administering this Agreement against a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person and any costs and expenses of defending against any claim of liability from such Person, Acquiring Person or Affiliate or Associate of such Acquiring Person.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.
                     ---------------------------------------------------------
         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Clerk of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 13 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Clerk or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the specified effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 on such certificate attached to the form of assignment or form of election to purchase, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common

Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any other state of the United States in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right

Certificates in connection with the issuance or sale of Common Shares following the Distribution Date.

         Section 23. Redemption.
                     ----------

         (a) (i) The Board of Directors of the Company may, at its option, at any time prior to 5:00 p.m., Massachusetts time, on the earlier of (A) the tenth day following the Shares Acquisition Date (or such later date as may be determined by a majority of Continuing Directors then in office), or (B) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.005 per Right in the case of the GGD Stock Rights and $.01 per Right in the case of the GTR Stock Rights and GMO Stock Rights, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); PROVIDED, HOWEVER, that if, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder (other than a Springing Right of Redemption, as defined below) but prior to any Triggering Event, each of the following shall have occurred and remain in effect: (x) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event, such that such Person is thereafter a Beneficial Owner of 10 percent or less of the outstanding Common Shares, (y) there are no other Persons, immediately following the occurrence of the event described in clause (x) above, who are Acquiring Persons, and (z) the transfer or other disposition described in clause (x) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. The reinstated right of redemption referred to in the preceding sentence and the reinstated right of redemption referred to in Section 30 hereof is herein called the "Springing Right of Redemption." Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to
Section 11(a)(ii) or 11(a)(iii) at a time when the Rights are then redeemable hereunder.

                  (ii) Following the occurrence of a Shares Acquisition Date but prior to any event described in Section 13(a), the Board of Directors of the Company may, with the concurrence of a majority of the Continuing Directors then in office, also redeem all but not less than all of the then outstanding Rights at the Redemption Price in connection with any event of the type specified in Sections 11(a)(ii)(A)(1) or 13(a) not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         (b) In the case of a redemption permitted under Section 23(a)(i), immediately upon the action of the Board of Directors of the Company (and the Continuing Directors if required) ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted only under
Section 23(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after ten Business Days following the giving of notice of such redemption to the holders of such Rights if no event set forth in Section 11(a)(ii) shall have occurred, and, if such event shall have occurred, upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the Rights under Section 11(a)(ii) may be exercised. Within ten days after the action of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

         Section 24. NOTICE OF CERTAIN EVENTS. In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend) or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on any series of Common Shares payable in Common Shares of the same series or to effect a subdivision, combination or consolidation of any series of Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares on the Common Shares of the same series), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

         In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

         Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      Genzyme Corporation
                      One Kendall Square
                      Cambridge, MA  02139
                      Attention:  Chief Legal Officer

With a copy to:       Maureen Manning, Esquire
                      Palmer & Dodge LLP
                      One Beacon Street
                      Boston, MA  02108

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      Ms. Carolyn O'Neill
                      American Stock Transfer and Trust Company
                      6201 15th Avenue

                      Brooklyn, New York  11219

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments.
                     --------------------------

         (a) Prior to the Distribution Date (and at any time after the occurrence of a Springing Right of Redemption, so long as there has not been a subsequent recurrence of a Shares Acquisition Date), the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares unless such approval is required by Section 28(b), except for a supplement or amendment which would change the Redemption Price, Final Expiration Date, Purchase Price, or number of fractional Preferred Shares for which a Right is then exercisable. From and after the Distribution Date (and at any time after the occurrence of a Shares Acquisition Date subsequent to the occurrence of a Springing Right of Redemption), the Company and the Rights Agent shall, if the Company shall so direct, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to extend the period of redemption provided in Section 23 hereof (which amendment shall set forth a date after which the Rights are no longer redeemable ("Extension Date") unless the Rights are further amended prior to the Extension Date to further extend the time during which the Rights are redeemable, and which amendment may provide for the termination of the right of redemption prior to any Extension Date), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), PROVIDED, this Agreement may not be supplemented or amended in any way after the period for redemption of the Rights pursuant to Section 23 hereof shall have expired unless there shall thereafter arise and be in effect a Springing Right of Redemption. Upon the delivery of a certificate from an appropriate officer of the Company, which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of GGD Stock Rights, GTR Stock Rights and GMO Stock shall be deemed coincident with the interests of the holders of GGD Stock, GTR Stock and GMO Stock, respectively.

         (b) Notwithstanding anything contained in this Rights Agreement to the contrary, at any time when there shall be an Acquiring Person, this Rights Agreement may be supplemented or amended only if (a) there are Continuing Directors then in office and (b) the Board of Directors of the Company, with the concurrence of a majority of the Continuing Directors then in office, determines that such supplement or amendment is in their judgment in the best interests of the Company and its stockholders.

         Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. Determinations and Actions by the Board of Directors.
                     ----------------------------------------------------

         (a) Subject to the provisions of paragraph (b) of this Section 28, the Board of Directors of the Company (and, where specifically provided for, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or the Company (or, where specifically provided for, the Continuing Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company (or, where specifically provided for, the Continuing Directors), in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and
(ii) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Right Certificates.

         (b) Notwithstanding anything in this Agreement to the contrary, any actions by the Board of Directors of the Company pursuant to Section 3, Section 11(a)(iii), Section 23(a), Section 26 or Section 30, determinations for which action by a majority of Continuing Directors is expressly required, and any determinations concerning the occurrence of any Triggering Event, shall require the concurrence of such number (but in no event fewer than three) of Continuing Directors as shall constitute a majority of the Continuing Directors then in office; PROVIDED, HOWEVER, that any such action approved by the Board of Directors of the Company without such required concurrence of Continuing Directors (whether or not there shall then be Continuing

Directors in office) shall nevertheless be, and be deemed to be, duly approved if such action is approved (at a meeting of stockholders duly called and held upon at least thirty days prior written notice to the stockholders) by the affirmative votes of two-thirds of the outstanding Common Shares of the Company including the affirmative votes of the holders of at least two-thirds of all outstanding Common Shares of the Company held as of the record date for such meeting by persons other than an Acquiring Person.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company, with the concurrence of a majority of the Continuing Directors then in office, determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors of the Company with the concurrence of a majority of the Continuing Directors then in office.

         Section 31. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[CORPORATE SEAL]                            GENZYME CORPORATION


Attest


By /s/ Peter Wirth                          By /s/ David J. McLachlan
   -----------------------------               ---------------------------------
   Name:   Peter Wirth                         Name:   David J. McLachlan
   Title:  Clerk                               Title:  Executive Vice
                                                       President, Finance


[CORPORATE SEAL]                            AMERICAN STOCK TRANSFER AND TRUST
                                            COMPANY
Attest


By /s/ Susan Silber                         By /s/ Herbert J. Lemmer
   -----------------------------               ---------------------------------
   Name:  Susan Silber                         Name:  Herbert J. Lemmer
   Title: Assistant Secretary                  Title: Vice President

                                                                       Exhibit A
                                                                       ---------

                                  TERMS OF THE
      SERIES A, SERIES B AND SERIES C JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                               GENZYME CORPORATION


         VOTED, that pursuant to paragraph IV.F.1 of this Corporation's Articles of Organization, the Board of Directors hereby establishes three series of Preferred Stock of the Corporation with the following designations, powers, preferences and rights:


         A. AUTHORIZED AMOUNTS AND DESIGNATIONS. Two million shares of Preferred Stock of the Corporation are designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), 400,000 shares of Preferred Stock are designated as Series B Junior Participating Preferred Stock (the "Series B Preferred Stock"), and 400,000 shares of Preferred Stock are designated as Series C Junior Participating Preferred Stock (the "Series C Preferred Stock," and together with the Series A Preferred Stock, the Series B Preferred Stock, and any other series of Preferred Stock so designated by the Corporation's Board of Directors, the "Junior Preferred Stock"). To the extent legally permitted, such numbers of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of Junior Preferred Stock of any series to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into such series of Junior Preferred Stock.

         B. SERIES A PREFERRED STOCK. A description of the Series A Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1.  Dividends and Distributions.
                      ---------------------------

                           a.  Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of all shares of common stock of the Corporation (the "Common Shares"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme General Division Common Stock (the "GGD Stock") payable in shares of GGD Stock or a subdivision of the outstanding shares of GGD Stock (by reclassification or otherwise), declared on the GGD Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                           b. The Corporation shall declare a dividend or
distribution on the Series A Preferred Stock as provided in paragraph a. of this Section B.1 immediately after it declares a dividend or distribution on any shares of GGD Stock (other than a dividend payable in shares of GGD Stock), provided that, in the event no dividend or distribution shall have been declared on the GGD Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c. Dividends shall begin to accrue and be cumulative
on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           a. Subject to the provision for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                           b. Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c. Except as set forth herein or as otherwise
provided by law, holders of Series A Preferred Stock shall have no voting rights.

                  3. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GGD Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                  4. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GGD Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

         C. SERIES B PREFERRED STOCK. A description of the Series B Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1.  Dividends and Distributions.
                      ---------------------------

                           a. Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of all Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Tissue Repair Division Common Stock (the "GTR Stock") payable in shares of GTR Stock or a subdivision of the outstanding shares of GTR Stock (by reclassification or otherwise), declared on the GTR Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           b. The Corporation shall declare a dividend or
distribution on the Series B Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GTR Stock (other than a dividend payable in shares of GTR Stock), provided that, in the event no dividend or distribution shall have been declared on the GTR Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c. Dividends shall begin to accrue and be cumulative
on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                           a. Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GTR Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           b.  Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series B Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c.  Except as set forth herein or as otherwise
provided by law, holders of Series B Preferred Stock shall have no voting rights.

                  3. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GTR Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                  4. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GTR Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

         D. SERIES C PREFERRED STOCK. A description of the Series C Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1.  Dividends and Distributions.
                      ---------------------------

                           a.  Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Molecular Oncology Division Common Stock (the "GMO Stock") payable in shares of GMO Stock or a subdivision of the outstanding shares of GMO Stock (by reclassification or otherwise), declared on the GMO Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           b. The Corporation shall declare a dividend or
distribution on the Series C Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GMO Stock (other than a dividend payable in shares of GMO Stock), provided that, in the event no dividend or distribution shall have been declared on the GMO Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c. Dividends shall begin to accrue and be cumulative
on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. VOTING RIGHTS. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                           a. Subject to the provision for adjustment
hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GMO Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           b. Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series C Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c. Except as set forth herein or as otherwise
provided by law, holders of Series C Preferred Stock shall have no voting rights.

                  3. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GMO Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                  4. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GMO Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

         E. GENERAL PROVISIONS. Except as otherwise specifically provided in a particular series of Junior Preferred Stock, the following provisions shall apply to all series of Junior Preferred Stock:

                  1.  Certain Restrictions.
                      --------------------
                           a. Whenever quarterly dividends or other dividends or
distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (1)  declare or pay dividends, or make any
other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                                    (2)  declare or pay dividends, or make any
other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (3)  redeem or purchase or otherwise acquire
for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                                    (4)  redeem, purchase or otherwise acquire
for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  b. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph a. of this paragraph E.1. purchase or otherwise acquire such shares at such time and in such manner.

         F. REACQUIRED SHARES. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as shares of the same series of Preferred Stock or as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or as otherwise required by law.

         G. REDEMPTION. The shares of Junior Preferred Stock shall not be redeemable.

         H. RANK. The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall rank equally with respect to the payment of dividends and the distribution of assets together with any other series of the Corporation's Preferred Stock that specifically provide that they shall rank equally with Junior Preferred Stock. The Junior Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

         I. AMENDMENT. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of each outstanding series of Junior Preferred Stock, voting together as a single series, provided that, any two or more series of Junior Preferred Stock that are adversely affected in the same manner shall vote together as a single class.

         J. FRACTIONAL SHARES. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

                                                                       Exhibit B
                                                                       ---------


                            Form of Right Certificate
                            -------------------------


Certificate No [GGD/GTR/GMO]R-                                  _________ Rights



                  NOT EXERCISABLE AFTER MARCH 28, 1999 OR EARLIER IF REDEMPTION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.005 PER RIGHT IN THE CASE OF THE GGD STOCK RIGHTS AND $.01 PER RIGHT IN THE CASE OF THE GTR STOCK RIGHTS AND GMO STOCK RIGHTS, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 7(e) AND 11(a)(ii) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, INCLUDING SECTION 7(e) AND
                  SECTION 11(a)(ii) THEREOF.]1


                                Right Certificate

                               GENZYME CORPORATION

         This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of June 12, 1997 (the "Rights Agreement"), between Genzyme Corporation, a Massachusetts corporation (the
"Company"), and [                          ] (the "Rights Agent"), to purchase
from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Massachusetts time, on March 28, 1999 at the office of the Rights Agent designated for such purposes, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series

--------
1The portion of the legend in brackets shall be inserted only if applicable.

[A/B/C] Junior Participating Preferred Stock (the "Preferred Shares") of the Company, at a purchase price of $[26.00/25.00/21.00] per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 12, 1997, based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.01 per Right.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________,19__.


[CORPORATE SEAL]

                                             GENZYME CORPORATION

ATTEST

_________________________________            By_________________________________
         Clerk


Countersigned:


[                                      ]

By_______________________________
    Authorized Signature

                    Form of Reverse Side of Right Certificate


                               FORM OF ASSIGNMENT
                               ------------------


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


                  FOR VALUE RECEIVED ___________________________________________
_______________________________________hereby sells, assigns and transfers unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)
________________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: _____________________, 19__



                                    __________________________________
                                    Signature


Signature Guaranteed:

         Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.


--------------------------------------------------------------------------------

                                   CERTIFICATE
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

--------------------------------------------------------------------------------

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________, 19__             _________________________________
                                             Signature

                                     NOTICE
                                     ------

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

--------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To:  GENZYME CORPORATION

          The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:


Please insert social security
or other identifying number

--------------------------------------------------------------------------------
(Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance

--------------------------------------------------------------------------------

remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
(Please print name and address)

--------------------------------------------------------------------------------

Dated: _______________, 19__

                                    ____________________________________________
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


--------------------------------------------------------------------------------


                                   CERTIFICATE
                                   -----------


         The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any

--------------------------------------------------------------------------------

such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated: _________________, 19__      ____________________________________________
                                    Signature



--------------------------------------------------------------------------------

                                     NOTICE
                                     ------

         The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the Certificates set forth above in the Forms of Assignment and Election are not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.